UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 1, 2009

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d)
     On August 4, 2009, Zix Corporation (the “Company”) announced that its Board of Directors elected David P. Cook to the Company’s Board of Directors, effective August 1, 2009. There was no arrangement or understanding between the new director and any other person pursuant to which this new director was selected as a director. No determination has been made as to which committees of the Company’s Board of Directors Mr. Cook may be appointed to serve as a member. A copy of the Company’s press release announcing the election of Mr. Cook is attached hereto as Exhibit 99.1 and incorporated herein as reference.
     The Company’s Board of Directors is now comprised of seven members, including David P. Cook, Richard D. Spurr, Chairman of the Board, Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, and Paul E. Schlosberg.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 4, 2009, titled “Zix Corporation Founder, David Cook, Joins Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
(Registrant)

Date: August 4, 2009	By:	/s/ Susan K. Conner Susan K. Conner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated August 4, 2009, titled “Zix Corporation Founder, David Cook, Joins Board of Directors.”